As filed with the Securities and Exchange Commission on January
19, 1995

								Registration No.





SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549





FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933





MORGAN KEEGAN, INC.

(Exact name of registrant as specified in its Charter)

		Tennessee						62-1153850

	(State or other jurisdiction of					(IRS Employer
Identification No.)

	incorporation or organization)



Twenty-First Floor, Morgan Keegan Tower

Fifty Front Street

Memphis, Tennessee 38103

(Address of principal executive offices)



Morgan Keegan, Inc., 1994 Restricted Stock and Stock Option Plan

Morgan Keegan, Inc., 1989 Employee Stock Purchase Plan

(Full title of the plan)



JOSEPH C. WELLER

Secretary

Morgan Keegan, Inc.

Morgan Keegan Tower, Fifty Front Street

Memphis, Tennessee 38103

(901) 524-4140

(Name, Address, including zip code, and telephone number, including area code, of agent for service)



Copies To:

JOHN A. GOOD

DEBRA E. MCPIPKIN

Baker, Donelson, Bearman & Caldwell

165 Madison Avenue, Suite 2100

Memphis, Tennessee 38103

(901) 526-2000



CALCULATION OF REGISTRATION FEE

 Title of Securities to be Registered 	 Amount to be Registered
	Proposed Maximum Offering Price  Per Share 	Proposed Maximum
Aggregate Offering Price 	 Amount of Registration Fee

Common Stock, par value $.625 per share 	 2,000,000 	 $12.375
(1) 	 $24,750,000 	 $8,534.48

Plan Interests(2) 	Indeterminate



_______________________________

(1) Based on the last sales price of the Common Stock on January 16, 1995, as reported on the New York Stock Exchange Consolidated Tape, pursuant to Rule 457(h). The Plan provides for the purchase of Common Stock at the fair market value on the dates of grants of options under the Plan, which prices are presently indeterminable.

(2) In addition, pursuant to Rule 416(c) under the Securities
Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefits plan described herein.



Pursuant to Rule 462 of the 1933 Act, the Registration Statement on Form S-8 shall be effective upon filing with the Commission.

THIS DOCUMENT, TOGETHER WITH DOCUMENTS REFERRED TO HEREIN AND
INCORPORATED HEREIN BY REFERENCE, CONSTITUTES A PROSPECTUS
COVERING SECURITIES THAT HAVE BEEN REGISTERED UNDER THE
SECURITIES ACT OF 1933.





PROSPECTUS





MORGAN KEEGAN, INC.

Twenty-First Floor, Morgan Keegan Tower

Fifty Front Street

Memphis, Tennessee 38103

(901) 524-4100



Morgan Keegan, Inc. 1994 Restricted Stock and Stock Option Plan

Morgan Keegan, Inc. 1989 Employee Stock Purchase Plan



2,000,000 Shares of Common Stock, $.625 par value





This Prospectus relates to 2,000,000 shares (the "Shares") of the Common Stock, $.625 par value, of Morgan Keegan, Inc., a Tennessee corporation (the "Company"), which may be issued from time to time by the Company to eligible officers and employees of the Company and its subsidiaries pursuant to the 1989 Morgan Keegan, Inc. Employee Stock Purchase Plan (the "1989 Plan") and to holders of stock options and restricted stock awards granted or to be granted by the Company to selected officers and key employees of the Company and any subsidiary of the Company pursuant to the Morgan Keegan, Inc. 1994 Restricted Stock and Stock Option Plan (the "1994 Plan"). The employees of the Company and all its subsidiaries entitled to participate in the 1989 Plan are referred to herein collectively as "Employees" and individually as "Employee," and holders of stock options and restricted stock awards granted or to be granted under the 1994 Plan (the "Awards") are referred to herein as "Participants." Each offer made under the 1994 Plan pursuant to this Prospectus is made at the price and on the terms and conditions contained in the Award Agreements entered into between the Company and each Participant.



The issued and outstanding Common Stock of the Company is traded on the New York Stock Exchange. Shares of the Common Stock which may be issued upon exercise of Awards granted or to be granted under the 1994 Plan, will also be traded on the New York Stock Exchange. On January 16, 1995, the last reported sales price of the Common Stock on the New York Stock Exchange Consolidated Tape was $12.375 per share.



THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED
UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

















The date of this Prospectus is January 17, 1995.

No person has been authorized to give any information or to make any representation not contained in this Prospectus, and, if given or made, such or representation must not be relied upon as having been authorized or made by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Common Stock offered by this Prospectus or an offer to sell or solicitation of an offer to buy such Common Stock in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such a jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company or that the information contained herein is correct as of any time subsequent to the date hereof.





TABLE OF CONTENTS



Morgan Keegan, Inc.

1994 Restricted Stock and Stock Option Plan

1989 Employee Stock Purchase Plan

Page

1994 PLAN INFORMATION1



		General1

		Securities to be Offered2

		Employees Who May Participate in the 1994 Plan2

		Purchase of Securities Pursuant to the 1994 Plan and Payment for Securities Offered2

		Resale Restrictions5

		Federal Income Tax Effects of 1994 Plan Participation6

		Withdrawal; Assignment7

		Forfeitures and Penalties7



1989 PLAN INFORMATION8



		General8

		Securities to be Offered9

		Employees Who May Participate in the 1989 Plan9

		Purchase of Securities Pursuant to the 1989 Plan and Payment for Securities Offered9

		Resale Restrictions11

		Federal Income Tax Effects of 1989 Plan Participation11

		Investment of Funds11

		Withdrawal; Assignment12

		Forfeitures and Penalties12

		Changes and Deductions12



REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION12

PAGE

1994 PLAN INFORMATION



	The statements herein concerning the terms and provisions of the 1994 Plan are summaries and do not purport to be complete.
All such statements are qualified in their entirety by reference to the full text of the 1994 Plan document as filed as an Exhibit to the Registration Statement of which this Prospectus is a part.





General. This Prospectus relates, in part, to 1,000,000 shares (the "Shares") of the Common Stock, $.625 par value, of Morgan Keegan, Inc., a Tennessee corporation (the "Company"), which may be issued from time to time by the Company to holders of stock options or restricted stock awards granted or to be granted by the Company to selected officers and key employees of the Company and any subsidiary of the Company pursuant to the Morgan Keegan, Inc. 1994 Restricted Stock and Stock Option Plan (the "1994 Plan"). Holders of stock options or restricted stock awards granted or to be granted under the 1994 Plan (the "Awards") are referred to herein as "Participants." Each offer made under the 1994 Plan pursuant to this Prospectus is made at the price and on the terms and conditions contained in the Award Agreement entered into between the Company and each Participant.



	Purpose of the Plan. The purpose of the 1994 Plan is to further the success and advance the interests of the Company and its subsidiaries by making available the Common Stock of the Company for purchase by eligible officers and key employees of the Company and its subsidiaries and thus to provide an additional incentive to such personnel to continue to serve the Company and any subsidiaries and to give them a greater interest as stockholders in the success of the Company.



	Pursuant to the 1994 Plan, an aggregate of 1,000,000 shares of Common Stock have been reserved for issuance by the Company as Restricted Stock Awards ("RSAs") and upon exercise of Incentive
Stock Options and/or Non-Qualified Stock Options ("Options") awarded to officers and key employees of the Company and any subsidiary corporations. Options granted under the 1994 Plan may be Incentive Stock Options within the meaning of Section 422 of the Code or Options not so qualifying ("Non-Qualified Stock
Option").



	ERISA Applicability. The 1994 Plan is not subject to the provisions of the Employee Retirement Income Security Act of
1974, as amended ("ERISA"), and the 1994 Plan will be unfunded.



	Plan Administration. Additional updating and other information with respect to the 1994 Plan and the Common Stock offered hereby may be provided in the future to Participants by means of one or more supplements or appendices to this Prospectus.
Additional information about the 1994 Plan (including a copy of the 1994 Plan), plan administration, and the Company may be obtained at the Company's principal offices, which are located at Twenty-First Floor, Morgan Keegan Tower, Fifty Front Street,
Memphis, Tennessee, 38103.  The Company's telephone number is
(901) 524-4100.



	The 1994 Plan is administered by the Compensation Committee of the Company's Board of Directors (the "Committee"), provided, however, that in respect of awards under the 1994 Plan to members of such Compensation Committee, the directors of the Company who are not officers or employees thereof ("Independent
Directors") will act as the Compensation Committee. The members of the Committee are appointed by the Board and serve at the pleasure of the Board. Members of the Committee must be "disinterested" within the meaning of Rule 16b-3 promulgated under Rule 16(b) of the Securities Exchange Act of 1934, as amended ("1934 Act"). A majority of the entire Committee shall constitute a quorum, and the action of a majority of the members present at any meeting at which a quorum is present shall be deemed the action of the Committee.



	Subject to the express provisions of the 1994 Plan and resolutions adopted by the Board, the Committee has authority to interpret the 1994 Plan, to prescribe, amend and rescind the rules and regulations relating to the 1994 Plan, and to determine the form and content of Awards to be issued under the 1994 Plan. In addition, the Committee is authorized to make all other determinations deemed necessary or advisable for the administration of the 1994 Plan and shall have and may exercise such other power and such authority as may be delegated to it by the Board from

time to time. All decisions, determinations and interpretations of the Committee shall be final and conclusive to all persons affected thereby.



	The current members of the Committee are Allen B. Morgan, Jr., William W. Deupree, Jr., John W. Stokes, Jr., and Joseph C.
Weller, each of whom shall serve as members of the Committee until their resignation or removal by the Board.



Securities to be Offered.   The aggregate number of shares of
Common Stock which may be issued pursuant to Awards granted or to be granted under the 1994 Plan is 1,000,000 shares, subject to certain adjustments for changes in the capital structure of the Company, as described below. (See "Recapitalization, Merger, Consolidation, Change in Control and Similar Transactions".) Any shares subject to an Award under the 1994 Plan which expires or is terminated unvested will again be available for issuance under the 1994 Plan.



Employees Who May Participate in the Plan.   Restricted stock
and options to purchase Common Stock under the 1994 Plan may be awarded to officers and key employees of the Company and any present or future subsidiary corporations. Incentive Stock Options may only be granted to employees of the Company and any of its subsidiary corporations. In selecting participants under the 1994 Plan (the "Participants") and in determining the number of shares of Common Stock to be granted to each such Participant, the Committee may consider the nature of the services rendered by each Participant, each such Participant's responsibilities and current and potential contribution to the Company, and such other factors as the Committee, in its sole discretion, shall deem relevant.



Purchase of Securities Pursuant to the Plan and Payment for Securities Offered. The 1994 Plan was effective November 22, 1994. The 1994 Plan shall continue in effect for a term of ten years until August 24, 2004, after which no further awards may be granted. The future expiration of the 1994 Plan, or its termination by the Board, will not affect any Award previously granted. Notwithstanding the foregoing, the granting of Incentive Stock Options shall not be made beyond August 24, 2004.



	Award Agreements. The Awards granted under the 1994 Plan are evidenced by award agreements (the "Award Agreements") substantially in the form of the Award Agreements filed as exhibits to the Registration Statement of which this Prospectus is a part. Each Award Agreement, and any amendment thereto, will contain such terms and conditions consistent with the requirements of the 1994 Plan as the Committee shall determine.
Such Award Agreements shall constitute the only form of reports which participants shall receive related to the status of Awards granted or which are exercisable under the 1994 Plan.



	Section 7 of the 1994 Plan provides that the Committee is authorized to amend agreements theretofore entered into, either prospectively or retroactively, including, but not limited to the acceleration of vesting or lapse of restrictions on an Award and the extension of time to exercise an Award, except that, no such amendment shall affect the Award in a materially adverse manner without the consent of the Participant (except for an amendment made to cause the 1994 Plan to qualify for an exemption provided by Rule 16b-3). Any Award Agreement shall contain vesting and forfeiture provisions which are consistent with the provisions of Section 6.4 of the 1994 Plan. (See "Amendment and Termination of the Plan" below.)



	Restricted Stock Awards.   Except as may be specifically
provided by the terms of the 1994 Plan, the granting of RSAs is made at the sole discretion of the Committee, subject to such terms and conditions as the Committee may determine in its sole discretion, including such restrictions on transferability and other restrictions as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, or otherwise, as the Committee shall determine. Unless otherwise determined by the Committee at the time of an Award, the holder of an RSA shall have the right to vote the restricted shares and to receive dividends thereon, unless and until such shares are forfeited.



	Option Awards. Except as may be specifically provided by the terms of the 1994 Plan, the granting of

 Options is within the sole discretion of the Committee, subject to such terms and conditions as the Committee may determine in its sole discretion, including vesting and other terms and conditions related to the exercise of Options.



	Limitations on Options. Except as may be specifically provided by the terms of the 1994 Plan, the granting of Options is made at the sole discretion of the Committee. Options granted to any Participant hereunder shall be treated as Incentive Stock
Options pursuant to Section 422 of the Code only to the extent that the aggregate fair market value of Common Stock with respect to which Options are exercisable by a Participant for the first time during any calendar year (giving due consideration to all other option plans of the Company) does not exceed $100,000. Notwithstanding the foregoing limitation, the Committee may grant Options in excess of this limitation, provided that such Options will not be Incentive Stock Options, as defined in Section 422 of the Code.



	Option Price. The exercise price for the purchase of shares subject to an Incentive Stock Option at the date of grant may not be less than 100 percent of the fair market value of the shares covered by the Incentive Stock Option on that date. If a Participant to whom an Incentive Stock Option is granted owns
Common Stock representing more than ten percent (10%) of the issued and outstanding Common Stock at the time the Incentive
Stock Option is granted, then the Option Price shall not be less than 110 percent of the fair market value of the Common Stock on the date the Incentive Stock Option is granted. No more than $100,000 of Incentive Stock Options can become exercisable for the first time in any one year for any one Participant. The exercise price of Options must be paid for in full in cash, check or, subject to the discretion of the Compensation
Committee, by surrender of unrestricted shares of Common Stock (valued at their then fair market value at the date of exercise), or by a combination of these.



	The fair market value of the Common Stock, as of any date, shall be the last sales price of the Common Stock on such date as reported on the New York Stock Exchange Consolidated Tape.



	Option Period. The date by which an Option granted under the 1994 Plan must be exercised shall be established by the Committee and set forth in the Award Agreements, but may not be more than ten years from the date of grant of the Option, except in the case of an employee who owns stock representing more than 10% of the Common Stock outstanding at the time the Option is granted, the term of the Option shall not exceed five years from the date of the grant of the Option. In general, Options will not be exercisable after the expiration of their term as set forth in the Option Agreements.



	Conditions of Exercise. Options may be exercised only at such times specified in the 1994 Plan or the Award Agreement. Except as described above and as may be limited by agreement, there is no limitation upon the number of Options that may be exercised in any one year, and Options not exercised in any one year may be exercised in subsequent years over the term of the Option.



	Payment for Options. Under the 1994 Plan, full payment for each share of Common Stock purchased upon the exercise of any Option granted shall be made at the time of exercise of each such Option and shall be paid in cash (in United States dollars) or check, except that the Committee may, in its discretion, allow such payment to be by surrender of unrestricted shares of Common Stock, or a combination of cash and Common Stock. Common Stock utilized in full or partial payment of the exercise price shall be valued at its fair market value at the date of exercise. The Company shall accept full or partial payment in Common Stock only to the extent permitted by applicable law. No shares of Common Stock shall be issued until full payment therefore has been received by the Company, and no Participant shall have any rights as a shareholder of the Company until the shares of Common Stock are issued to him.



	Termination of Employment. Upon the termination of employment of any Participant for any reason other than Death, Disability, Retirement or Change in Control, any unvested Awards shall expire and be forfeited to the Company and shall thereafter by subject to reissuance under the 1994 Plan. Awards will vest and become non-forfeitable as determined by the Committee.
Notwithstanding the foregoing, RSAs shall vest and become non- forfeitable upon the Death, Disability or Retirement of a Participant or upon a Change in Control, as defined under the 1994 Plan. Subject to the provisions of Section 422A of the Code and Rule 16b-3, Options shall become exercisable in accordance with their terms in the event of Death, Disability or Retirement of a Participant or upon a Change in Control. Each Participant may file and maintain with the Company a written designation of one or more persons as the beneficiary or beneficiaries who shall be entitled to receive the Award or related payment payable under the 1994 Plan upon the Participant's death. If no such designation is in effect at the time of a Participant's death, or if no designated beneficiary survives the Participant or if such designation conflicts with the law, the Participant's estate shall be entitled to receive the Award or related payment, if any, payable under the 1994
Plan upon the Participant's death.



	Determinations and Six Month Holding Period. Under the 1994 Plan, the Committee's determination regarding whether a Participant's employment has ceased, and the effective date thereof, shall be final and conclusive on all persons affected thereby. An equity security issued under the 1994 Plan, other than an equity security issued pursuant to the exercise of a derivative security granted under the 1994 Plan, shall be held for at least six months from the date of acquisition, and at least six months shall elapse from the date of acquisition of a derivative security to the date of disposition of the derivative security (other than upon exercise or conversion) or disposition of any underlying equity security issued pursuant to the exercise or conversion of such derivative security.



	Non-transferability. No Award or any right that comes within the general definition of "derivative security" of Rule 16a-1(c) of the Exchange Act granted under the 1994 Plan is assignable or transferable other than by will or the laws of descent and distribution (or pursuant to a beneficiary designation authorized under the 1994 Plan).



	Issuance of Common Stock. Shares issued to Participants as Restricted Stock or upon exercise of Options shall either be newly issued shares of the Company or treasury shares purchased in the market, at the Company's discretion. In either case, the Participant shall not pay any fees, commissions or other charges for such Common Stock other than the exercise price as stated in the Award Agreement. Cash proceeds from the sale of Common
Stock issued pursuant to the exercise of Options will be added to the general funds of the Company to be used for general corporate purposes. Shares of Common Stock shall not be issued with respect to any Option or RSA granted under the 1994 Plan unless the issuance and delivery of such Common Stock shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, any applicable state securities law, and the requirements of any stock exchange upon which the Common Stock may then be listed.



	Inability of the Company to obtain approval from any regulatory body or authority deemed by the Company or counsel thereto to be necessary for the lawful issuance and sale of any Common Stock hereunder shall relieve the Company of any liability in respect of the non-issuance or sale of such Common Stock. As a condition to the exercise of an Option, the Company may require to assure the availability of an exemption from any additional registration requirements of federal or state securities laws.



	Recapitalization, Change in Control and Similar Transactions. Subject to any required action by the shareholders of the Company, within the sole discretion of the Committee, the aggregate number of shares of Common Stock for which Awards may be granted under the 1994 Plan, the number of shares of Common
Stock covered by each outstanding Award, and the exercise price per share of Common Stock of each Option shall all be proportionately adjusted for any increase or decrease in the number of issued and outstanding shares of Common Stock resulting from a subdivision or consolidation of shares or the payment of a stock dividend on the Common Stock or any other increase or decrease in the number of such shares of Common
Stock effected without a receipt of consideration by the Company.



	In the event of any change in control, recapitalization, merger, consolidation, reorganization, recapitalization, stock split, stock dividend, other extraordinary dividend or other change in corporate structure or capitalization affecting the Common Stock, the Committee, in its sole discretion, shall have the power, prior to or subsequent to such action or events, to
(i) appropriately adjust the number or kind of shares of Common Stock subject to options, rights and other Awards granted under the 1994 Plan, and/or, the exercise price and other terms and conditions of Awards or appropriate adjustment in the maximum number of shares referred to in Section 5 of the 1994 Plan, as the Committee may determine to be necessary or appropriate in order to prevent dilution or enlargement of the rights of Participants. However, no action may be taken by the Committee which would cause Incentive Stock Options granted pursuant to the 1994 Plan to fail to meet the requirements of
Section 422 of the Code.



	The Committee has at all times the power to accelerate the exercise date of all Stock Options granted under the 1994 Plan.



	Amendment and Termination of the Plan. The Board of Directors may amend the 1994 Plan in any respect, without the consent of stockholders or Participants, except that any such amendment shall be subject to the approval of the Company's stockholders within one year after such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Common Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to subject any other amendment to the 1994 Plan to stockholders for approval.
In addition, no amendment may materially impair the rights of a Participant under any Award previously granted under the 1994
Plan without the consent of such Participant, unless required by law. The 1994 Plan shall continue in effect for a term of ten years until August 24, 2004, after which no additional Awards may be granted.



Restrictions on Resale.   The Committee may grant RSAs to such
officers and key employees, in such amounts and subject to such terms and conditions, including restrictions on transferability, as the Committee may determine in its sole discretion. Restricted Stock granted under the 1994 Plan shall be evidenced by certificates registered in the name of the Participant and bearing an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock. The Company shall retain physical possession of any such certificates, and each Participant awarded Restricted Stock shall have delivered a stock power to the Company, endorsed in blank, relating to the Restricted Stock for so long as the Restricted Stock is subject to a risk of forfeiture.



	In the event all or any of the shares subject to RSAs are forfeited due to failure to meet or comply with restrictions imposed by the Compensation Committee at the time of grant prior to the lapse of such restrictions, the Company shall repay to the Participant (or the Participant's estate) any cash amount paid by the Participant for such forfeited shares.



	Unless specifically included as a term and condition of any Option, there are no restrictions on the resale of Common Stock acquired upon the exercise of Options. Such shares of Common Stock, however, may be resold only in compliance with the registration requirements of the Securities Act of 1933, as amended (the "1993 Act"), and applicable state securities laws.



	Under the 1933 Act, affiliates of the Company generally may resell shares of Common Stock purchased pursuant to the 1994
Plan only (i) in accordance with the provisions of Rule 144 under the 1933 Act, or (ii) pursuant to an applicable current and effective registration statement under the 1933 Act.



	As defined in Rule 405 under the 1933 Act, an affiliate of the Company is a person who directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control of the Company. The determination of whether a person is an affiliate of the Company is primarily a factual one based upon whether he possesses, directly or indirectly, individually or in concert with others, the power to direct or cause the direction of the management or policies of the Company, whether through the ownership of voting stock, by executive position, by membership on the Board, by contract or otherwise. Therefore, each Participant should consult his counsel concerning whether he is an affiliate of the Company and the attendant restrictions on the resale under the 1933 Act of Common Stock acquired pursuant to the 1994 Plan.



	In addition, the receipt of an Option to purchase Common Stock by an executive officer or director of the Company, or the beneficial owner of 10% or more of the outstanding Common Stock, is a reportable transaction under Section 16 of the 1934
Act, and Forms 3, 4 or 5 are required to be filed with the Securities and Exchange Commission in connection with such transaction. The sale by an executive officer, director or 10% holder of Common Stock issued upon an exercise of an Option within six months after the receipt of such Option may create liability of such persons to the Company under the "short-swing profit" provisions of Section 16(b) of the 1934 Act.



Federal Income Tax Effects of Plan Participation. Under present federal tax laws, awards under the 1994 Plan will have the following consequences:



Tax Effect of Options



	The grant of an Option will not by itself result in the recognition of taxable income to the Participant nor entitle the Company to a deduction at the time of such grant.



	The exercise of an Option which is an "Incentive Stock Option" within the meaning of Section 422 of the Code generally will not, by itself, result in the recognition of taxable income to the Participant nor entitle the Company to a deduction at the time of such exercise. However, the difference between the exercise price and the fair market value of the Common Stock underlying the Option on the date of exercise is an item of tax preference which may, in certain situations, trigger the alternative minimum tax for the Participant. The Participant will recognize capital gain or loss upon resale of the shares received upon such exercise, provided that such shares are held for at least one year after transfer of the shares or two years after the grant of the Option, whichever is later. Generally, if the shares are not held for that period, the Optionee will recognize ordinary income upon disposition in an amount equal to the difference between the exercise price and the fair market value on the date of exercise, or, if less, the sales proceeds of the shares acquired pursuant to the Option.



	The exercise of a Non-Qualified Stock Option will result in the recognition of ordinary income by the Participant on the date of exercise in an amount equal to the difference between the exercise price and the fair market value on the date of exercise of the shares acquired pursuant to the Option.



	The Company will be allowed a tax deduction for Federal tax purposes equal to the amount of ordinary income recognized by a Participant at the time the Participant recognizes such ordinary income.



	The foregoing provides a general summary of the federal income tax consequences applicable to Options under the 1994 Plan.
Each Participant is urged to consult his or her own tax advisor for information regarding applicable federal and state tax consequences.



Tax Effect of Restricted Stock



	The grant of RSAs to Participants is, for Federal income tax purposes, a delivery of property as compensation for services as contemplated by Section 83 of the Code. Generally, pursuant to
Section 83 of the Code the fair market value of such property is includable in the gross income of an individual taxpayer at such time the property is received. However, if such property is subject to a substantial risk of forfeiture, the receipt of such property is taxable to the recipient at the time such substantial risk of forfeiture lapses, with the amount of taxable income being the fair market value of such property at the time of such lapse. Such taxable income is subject to withholding taxes and other payroll-based taxes. Section 83(b) of the Code provides that if the recipient of property files an election with the Internal Revenue Service within thirty days after receiving property for services, notwithstanding any substantial risk of forfeiture, the fair market value of such property at the time of receipt will be includable in the recipient's taxable income for the tax year within which the property is received.



	Under the 1994 Plan, RSAs will be subject to forfeiture in certain events as determined by the Committee; therefore, generally the receipt of RSAs will not be taxable to recipients until such risk of forfeiture lapses. However, recipients of RSAs may elect to recognize taxable income at the time and during the year RSAs are granted by making the Section 83(b) election described above. The foregoing provides a general summary of the federal income tax consequences applicable to RSAs under the 1994 Plan. Each Participant is urged to consult his or her own tax advisor for information applicable to federal and state tax consequences.



Annual Report to Shareholders. The Company's financial statements for the period ending July 31, 1994, as contained in the Company's Annual Report on Form 10-K and the 1994 Annual Report to Stockholders are incorporated by reference in the Registration Statement to which this Prospectus is a part. In the future, the Company's latest Annual Report to Stockholders, including financial statements, will be mailed to all stockholders of record as of the close of the business on such record date. Any person wishing to receive a copy of such Annual Report may obtain a copy by writing the Company at the address set forth above under "Additional Information."



Withdrawal from the Plan; Assignment of Interest. Awards granted pursuant to the 1994 Plan will terminate as described above. (See "Purchase of Securities Pursuant to the Plan and Payment for Securities Offered"). Rights of Participants under Awards granted under the 1994 Plan are nonassignable except by will or the laws of descent and distribution. During a Participant's lifetime, Options granted to the Participant under the 1994 Plan are exercisable only by the Participant or such Participant's duly appointed guardian or legal representative.



Forfeitures and Penalties. Unexercised Options granted pursuant to the 1994 Plan will expire as specified above and in the Award Agreement. Awards may not be transferred by a Participant other than by will or the laws of descent and distribution. Upon termination of the Participant's employment or association with the Company, all unvested Options or Restricted Stock Awards granted to the Participant will be forfeited as detailed above and may be granted to other Participants. (See "Purchase of Securities Pursuant to the Plan and Payment for Securities Offered - Termination of Employment").



	The Board may suspend or terminate the 1994 Plan at any time. Unless sooner terminated, the 1994 Plan will terminate on August
24, 2004.

1989 PLAN INFORMATION



	The statements herein concerning the terms and provisions of the 1989 Plan are summaries and do not purport to be complete.
All such statements are qualified in their entirety by reference to the full text of the 1989 Plan document as filed as an Exhibit to the Registration Statement of which this Prospectus is a part.



General. This Prospectus also relates to an additional 1,000,000 Shares which may be issued from time to time by the Company pursuant to the Morgan Keegan, Inc. 1989 Employee Stock Purchase Plan (the "1989 Plan"). The Company was initially authorized to issue up to 300,000 Common shares pursuant to the Stock Purchase Plan, which amount has been increased by reason of stock splits to an aggregate of 900,000 at July 31, 1994. The employees of the Company and all its subsidiaries (such employees being sometimes hereinafter referred to collectively as "Employees" and individually as "Employee") are entitled to participate in the Plan.



	Purpose of the Plan. The purpose of the 1989 Plan is to provide Employees a convenient method through payroll deductions to acquire Common Stock of the Company at an advantageous price.
 The 1989 Plan was created and unanimously adopted by the Company's board of directors on September 29, 1989 and approved by majority vote of the Company's shareholders at the Company's annual meeting held on November 20, 1989. The 1989 Plan has no stated termination date but the Committee may alter, amend, suspend or terminate the 1989 Plan as of January 1 of any year without obtaining the prior approval of the Company's shareholders or the Employees participating in the 1989 Plan, except that an amendment to increase the number of shares of Common Stock to be issued pursuant to the Plan must be submitted to and approved by majority vote of the Company's shareholders. An amendment was approved by the shareholders at the Company's annual meeting on November 22, 1994 authorizing the issuance of an additional 1,000,000 shares.



	ERISA Applicability. The 1989 Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the 1989 Plan will be unfunded. In that regard, the accumulated payroll deductions made on behalf of Employees shall remain part of the general funds of the Company or its subsidiaries and shall at all times prior to actual payment for Shares purchased pursuant to the 1989 Plan be subject to the claims of creditors of the Company or subsidiary holding such funds.



	Plan Administration. Additional updating and other information with respect to the 1989 Plan and the Common Stock offered hereby may be provided in the future to Employees by means of one or more supplements or appendices to this Prospectus.
Additional information about the 1989 Plan (including a copy of the 1989 Plan), plan administration, and the Company may be obtained at the Company's principal offices at the address stated above.



	The 1989 Plan is administered by the Committee. Subject to the express provisions of the 1989 Plan and resolutions adopted by the Board, the Committee has the following rights and powers, subject only to the terms and the limitations stated in the 1989
Plan:



	(a) To fix the number of shares of Common Stock to be offered to Employees during a Plan Year;



	(b) To interpret the terms, conditions and limitations set forth in the 1989 Plan, which determinations shall be final with respect to each and every Employee;



	(c) To refuse to offer shares for purchase by Employees during a Plan Year;



	(d) To determine the eligibility of any Employee to participate in the 1989 Plan;



	(e) To make all computations, maintain all accounts, provide for the issuance of all shares, and do all other acts and things reasonably necessary to properly administer the 1989 Plan; and



	(f) To revoke, alter or amend the terms and conditions of the 1989 Plan without obtaining the prior approval of the Employees or the Company's shareholders, subject only to the limitations stated in the 1989 Plan.



	In addition, the Committee is authorized to make all other determinations deemed necessary or advisable for the administration of the 1994 Plan and shall have and may exercise such other power and such authority as may be delegated to it by the Board from time to time. All decisions, determinations and interpretations of the Committee shall be final and conclusive to all persons affected thereby.



	The current members of the Committee are Allen B. Morgan, Jr., William W. Deupree, Jr., John W. Stokes, Jr., and Joseph C.
Weller, each of whom shall serve as members of the Committee until their resignation or removal by the Board.



Securities to be Offered. For so long as the Plan is in effect, on January 1 of each Plan year the Committee may, but is not obligated to, grant Employees options to purchase Common Stock pursuant to the 1989 Plan, subject to the maximum and annual limits described in this paragraph. A maximum number of 1,000,000 Shares will be offered under the 1989 Plan. The number of Shares to be offered during any Plan Year (January 1 through December 31) shall be determined by the Committee, and the determination by the Committee shall be final and not subject to question by any Employee. However, no more than 150,000 shares plus any unsold allotment below 150,000 shares from any previous Plan Year may be offered by the Committee during any Plan Year.



Employees Who May Participate in the Plan.   Any Employee who is
regularly and actively employed by the Company or any subsidiary of the Company on January 1 of any Plan Year is eligible to participated in the 1989 Plan, except an Employee (a) whose customary employment is twenty (20) hours or less per week; (b) whose customary employment is for not more than five (5) months in any calendar year; or (c) who, on any Entry Date, owns Shares possessing five (5%) percent or more of the total combined voting power or value of all classes of stock of the Company, as determined in accordance with Section 425(d) of the Code. Presently Allen B. Morgan, Jr. and Joseph C. Weller own Shares possessing 5% of more of the total combined voting power and value of all classes of stock of the Company.



	Notwithstanding the foregoing, any Employee on leave of absence from employment for the purpose of serving on active duty with the Armed Forces of the United States or for such other purpose approved by the Committee (including maternity leave, provided that any Employee on maternity leave returns to her customary or similar employment with the Company or any subsidiary thereof within six (6) months after the date on which such leave began) shall be considered to have been regularly and actively employed for the purpose of determining eligibility under the 1989 Plan.
Each eligible Employee shall be entitled to contribute to the 1989 Plan in any Plan Year the lesser of (a) five (5%) percent of his total annual compensation (as more specifically defined in Section 1.6 of the 1989 Plan) during the Plan Year; or (b)
Ten Thousand ($10,000.00) Dollars.



Purchase of Securities Pursuant to the Plan and Payment for Securities Offered. No Employee will participate in the 1989 Plan during any Plan Year unless the Committee first grants options to purchase Shares in the manner set forth in the 1989 Plan. In order to participate in the 1989 Plan during a Plan Year, an Employee must sign and deliver to the Committee, or its designated representative (which may be an officer or ad hoc committee of officers of the Company), no later than January 15 of such Plan Year the Subscription Agreement as adopted by the Committee setting forth the Employee's name, social security number, address, position and the percentage of his or her compensation to be withheld pursuant to the 1989 Plan. The Committee shall cause the form of Subscription Agreement to be distributed to all Employees no later than January 1 of any Plan Year. Each Employee must sign and deliver to the Committee additional documents and instruments reasonably required by the Committee to properly administer the 1989 Plan.



	Price of Securities. Employees participating in the 1989 Plan will purchase Shares at the lesser of the following two (2) prices:



	(a) The greater of (i) eighty five (85%) percent of the fair market value per share of the Shares on January 1 of the then current Plan Year and (ii) eighty five (85%) percent of the average of the fair market value per share of Shares on the first day of each month during the Plan Year and December 31 of the Plan Year (the foregoing period having thirteen (13) dates);
and



	(b) Eighty five (85%) percent of the fair market value per share of Shares on December 31 of the Plan Year.



In determining the above-described prices, the fair market value per Share on any relevant date shall be the average of the highest and lowest quoted selling price of such Shares on such date, and if there are no sales or the stock markets are closed on such date, the weighted average of the means between the highest and lowest quoted selling prices on the nearest date before and the nearest date after said valuation date, such average to be weighted inversely by the respective number of trading days between the selling dates and the valuation date.



	Payroll Deductions. If the Committee grants Employees options to purchase Shares during a Plan Year, then each Employee electing to participate in the 1989 Plan must authorize payroll deductions up to the lesser of 5% of the Employee's annual cash compensation or $10,000 by submitting a Subscription Agreement to the Committee no later than January 15 of the Plan Year.
Said payroll deductions shall be used entirely to pay the price for Shares purchased under the 1989 Plan. An Employee's option to purchase Shares under the 1989 Plan will immediately lapse if the Employee does not submit a subscription agreement by the due date. The specified percentage of each Employee's compensation will be withheld from that Employee's net pay during the year and the amount so withheld will be credited to and accumulated in a separate account for the Employee to be utilized in purchasing Shares pursuant the 1989 Plan. See "ERISA
Applicability."



	Oversubscription. Insofar as the number of Shares that may be purchased by 1989 Plan Participants during a Plan Year is limited, it is likely that in a given Plan Year the aggregate amount accumulated through Employee payroll deductions to purchase Shares will exceed the amount needed to purchase the number of shares fixed by the Committee at the beginning of such Plan Year (the foregoing situation being hereinafter called an "Oversubscription").



	In the event of an Oversubscription, each participating Employee shall purchase the number of whole shares determined by multiplying the total number of shares which could have been purchased out of such Employee's accumulated payroll deductions were it not for the Committee's limitation, times a fraction, the numerator of which is the total number of shares fixed by the Committee on January 1 of such Plan Year and the denominator of which is the total number of shares which could have been purchased out of all participating Employees' aggregate payroll deductions were it not for the Committee's limitation. For example, if Employee A had withheld $10,000 during a Plan Year, all other participating Employees had withheld $1,000,000 during such year, the price per share payable by participating Employees was $10 per share, but the Committee had fixed 75,000 as the number of shares to be offered under the 1989 Plan during such year, then Employee A would purchase 750 shares computed as follows: 1,000 x (75,000 100,000).



	Each participating Employee whose aggregate payroll deductions during a Plan Year are not fully utilized to purchase Shares on account of there being an Oversubscription during that year will receive no later than January 30 of the next succeeding year a refund of his or her excess payroll deductions. All such excess payroll deductions over $100 in amount will include interest on the excess computed for 180 days at the average annual 90-day certificate of deposit rate as quoted by the Wall
Street Journal on the first working day of each month during the Plan Year.





Restrictions on Resale. Unless specifically included as a term and condition of any stock purchase, there are no restrictions on the resale of Shares acquired under the 1989 Plan. Such Shares, however, may be resold only in compliance with the registration requirements of the Securities Act of 1933, as amended (the "1993 Act"), and applicable state securities laws.

Federal Income Tax Effects of Plan Participation.   Under
present federal tax laws, awards under the 1994 Plan will have the following consequences:



	1.	The 1989 Plan is designed to qualify as an Employee Stock
Purchase Plan as prescribed by Section 423 of the Internal
Revenue Code of 1986, and the tax treatment of all transactions involving Shares acquired pursuant to the 1989 Plan will be determined pursuant to that Section.



	2.	Employees who purchase Shares pursuant to the 1989 Plan will not be taxed at the time of purchase on the difference between the market value of the Shares purchased and the price paid therefore, nor will the Company or its subsidiaries receive an income tax deduction at that time for such difference.
Employees will have a basis for computing gain or loss on the sale of such Shares equal to the price paid therefore, increased by any compensation recognized by the Employee upon sale of Shares.



	3.	If within one year after acquisition an Employee dies, sells or disposes of Shares acquired pursuant to the 1989 Plan, then the excess of the fair market value of such Shares over the Employee's basis there for federal tax purposes will be taxable to the Employee as ordinary income in the year of such sale or disposition, and the Company or its subsidiaries will receive an income tax deduction in the same amount.



	4.	If an Employee dies, sells or disposes of Shares acquired
pursuant to the 1989 Plan more than 1 year after acquisition, then the Employee realizes ordinary income in such year of sale equal to the lesser of (i) the excess fair market value of such Shares on the date the option to purchase such Shares was granted over the price paid therefore; or (ii) the excess selling price of the Shares over the option price paid therefore. No deduction is allowable to the Company or its subsidiaries for such amount.



	The foregoing provides a general summary of the federal income tax consequences applicable to stock purchases under the 1989
Plan. Each Employee is urged to consult his or her own tax advisor for information regarding applicable federal and state tax consequences.



Annual Report to Shareholders. The Company's financial statements for the period ending July 31, 1994, as contained in the Company's Annual Report on Form 10-K and the 1994 Annual Report to Stockholders are incorporated by reference in the Registration Statement to which this Prospectus is a part. In the future, the Company's latest Annual Report to Stockholders, including financial statements, will be mailed to all stockholders of record as of the close of the business on such record date. Any person wishing to receive a copy of such Annual Report may obtain a copy by writing the Company at the address set forth above under "Additional Information."



Investment of Funds. The Committee shall utilize the Employee payroll deductions accumulated pursuant to the 1989 Plan to purchase Shares for each participant pursuant to the terms of the 1989 Plan. The Shares may be purchases from the Company, in which case the Company will receive the proceeds of such purchase, or, alternatively, Shares may be purchased on the open market by the Company for purposes of providing shares under the 1989 Plan. No fees, commissions or other expenses are to be paid by the 1989 Plan or out of the accumulated payroll deductions, except ordinary brokerage commissions or spreads may be paid in open market purchases. The proceeds from the sale of any Shares by the Company directly to Employees pursuant to the 1989 Plan are expected to be used by the Company's subsidiaries as working capital.



Withdrawal from the Plan; Assignment of Interest.   Any Employee
may withdraw from participation in the 1989 Plan during any Plan Year by giving written notice of withdrawal to the Committee no later than December 15 of such year. If an Employee so withdraws, the Committee shall cause such Employee's accumulated payroll deductions under the 1989 Plan for such year to be disbursed to the Employee within 15 days after the notice of withdrawal is received. No interest will be paid on the funds so disbursed.

	Termination of Employment. Upon the termination of employment of any Employee for any reason prior to December 31 of any year shall be deemed to have withdrawn from the 1989 Plan permanently, and the Committee shall cause such Employee's accumulated payroll deductions to be disbursed to the Employee or his estate or legal heirs within 15 days after the Employee's employment terminates. No interest will be paid on the funds disbursed.



	No Permanent Withdrawal. Each Employee meeting the eligibility requirements described above shall be eligible to participate in the 1989 Plan during each year such 1989 Plan exists, notwithstanding the fact that an employee may have withdrawn from or chosen not to participate in the 1989 Plan during any previous year.



	Assignability of Interests. Rights of Employees under the plan are unassignable, and any attempt by an Employee to assign or otherwise transfer such rights will be void. Interests of Employees in accumulated payroll deductions will pass to beneficiaries under a valid will or by the laws of intestacy of an employee's state of domicile.



Forfeitures and Penalties. Rights under the 1989 Plan may not be transferred by an Employee other than by will or the laws of descent and distribution. Upon termination of the employee his accumulated deductions will be disbursed as detailed above. (See "Withdrawal from the Plan - Termination of Employment").



	The Committee may suspend or terminate the 1989 Plan as of January 1 of any year without obtaining the prior approval of the Company's shareholders or the Employees participating in the 1989 Plan.



Charges and Deductions and Liens Therefore.   The accumulated
payroll deductions made on behalf of Employees shall remain part of the general funds of the Company or its subsidiaries and shall at all times prior to actual payment for Shares purchased pursuant to the 1989 Plan be subject to the claims of creditors of the Company or subsidiary holding such funds.



REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION



	The Company will provide, without charge to each person to whom a Prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents referred to herein or incorporated herein by reference (other than exhibits to any such document, unless such documents are specifically incorporated by reference into such document). Requests for such documents should be made to Joseph C. Weller, Secretary, Morgan Keegan, Inc. at its principal office located at Twenty-First Floor, Morgan Keegan Tower, Fifty Front Street,
Memphis, Tennessee 38103, Telephone (901) 524-4100.



	Any statement incorporated herein by reference shall be deemed to be modified or superseded for purposes of this statement to the extent that a statement contained herein or in any other document (filed subsequent to such statement) which also is incorporated herein by reference modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, excepts as so modified or superseded, to constitute a part of this Information.



	Experts. The consolidated financial statements of the Company incorporated by reference in the Company's Annual Report (Form
10-K) for the year ended July 31, 1994, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon, included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

PAGE

PART II:  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT



Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE



	The following documents filed with the Commission are incorporated herein by reference:



	(a)	The Company's Annual Report on form 10-K for the fiscal
year ended July 31, 1994 (including the Company's Notice of
Annual Meeting and Proxy Statement dated October 17, 1994 incorporated therein by reference).



	(b)	All other reports filed by the Company pursuant to Section
13(a) or 15(d) of the 1934 Act since July 31, 1994.





	All other reports and documents subsequently filed by the Company pursuant to Sections 13, 14, and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.



Item 4.  DESCRIPTION OF SECURITIES



Not Applicable.



Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL



Not Applicable.



Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS



	The Tennessee Business Corporation Act empowers a corporation to indemnify a director or officer of a corporation (and certain other persons serving at the request of the corporation in related capacities), if such person shall have acted in good faith and in a manner he reasonably believed to be in the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe that his conduct was unlawful; provided that, in the case of actions brought by or in the name of the corporation, no indemnification shall be made with respect to any matter as to which such director or officer shall have been adjudged to have breached his duty to the corporation.



	The Charter and Bylaws of the Company provide indemnification for directors and officers in compliance with the Tennessee
Business Corporation Act.



Item 7.  EXEMPTION FROM REGISTRATION CLAIMED



	Not applicable.



Item 8.  EXHIBITS



	See Exhibit Index



Item 9.  UNDERTAKINGS



	(a)	The undersigned registrant hereby undertakes:

		(1)	To file, during any period in which offers or sales are
being made, a post-effective amendment to this Registration
Statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the Registration Statement.



		(2)	That for the purpose of determining any liability under
the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.



		(3)	To remove from registration by means of a post-effective
amendment any of the securities being registered which remain unsold at the termination of the offering.



	(b)	The undersigned registrant hereby undertakes that, for
purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.



	(c)	The undersigned registrant hereby undertakes to deliver or
cause to be delivered with the Prospectus, to each person to whom the Prospectus is sent or given, a copy of the registrant's
Annual Report to stockholders for its last fiscal year unless such individual otherwise has received a copy of such report, in which case the registrant shall state in the Prospectus that it will promptly furnish, without charge, a copy of such report on written request of the individual. If the last fiscal year of the registrant has ended within 120 days prior to the use of the Prospectus, the Annual Report of the registrant for the preceding fiscal year may be so delivered, but within such 120-day period the Annual Report for the last fiscal year will be furnished to each such individual.



	(d)	Insofar as indemnification for liabilities arising under
the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange
Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities
(other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

PAGE

SIGNATURES



Pursuant to the requirements of the 1933 Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee, on the 19th day of January, 1995.



						MORGAN KEEGAN, INC.





						                /s/ WILLIAM W. DEUPREE

						William W. Deupree, Jr., President



Pursuant to the requirements of the 1933 Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.





   January 19, 1995					                /s/ WILLIAM W. DEUPREE

							William W. Deupree, President and Director



   January 19, 1995					                /s/ ALLEN B. MORGAN

							Allen B. Morgan, Jr., Chairman of the Board, Chief
								Executive Officer and Director



  January 19, 1995					                /s/ JOSEPH C. WELLER

							Joseph C. Weller, Secretary, Treasurer, Chief
								Financial Officer and Director



  January 19, 1995					                /s/ JOHN W. STOKES

							John W. Stokes, Jr., Vice-President and Director



  January 19, 1995					                /s/ DONALD RATAJCZAK

							Donald Ratajczak, Ph.D., Director



  January 19, 1995					                /s/ KENNETH F. CLARK

							Kenneth F. Clark, Jr., Director



  January 19, 1995					                /s/ PETER S. WILLMOTT

							Peter S. Willmott, Director



  January 19, 1995					                /s/ JAMES E. HARWOOD

							James E. Harwood, III, Director

PAGE

Morgan Keegan, Inc.



EXHIBIT INDEX



Exhibit

NumberPage



4.1	Morgan Keegan, Inc. 1994 Restricted Stock and Stock Option
Plan



4.2	Form of Award Agreement to be entered into with Participants with respect to

	Incentive Stock Options



4.3	Form of Award Agreement to be entered into with Participants with respect to

	Non-Qualified Stock Options.



4.4	Form of Award Agreement to be entered into with Participants with respect to

	Restricted Stock Awards



4.5	Morgan Keegan, Inc. 1989 Employee Stock Purchase Plan





5.	Opinion of Baker, Donelson, Bearman and Caldwell



23.	Consent of Ernst & Young, LLP

PAGE

Morgan Keegan, Inc.


<Exhibit>
1994 Restricted Stock and Stock Option Plan



1.	Purposes of the Plan



	The purposes of the Morgan Keegan, Inc. 1994 Restricted Stock and Stock Option Plan (the "Plan") are to advance the interests of Morgan Keegan, Inc. and its subsidiaries, including Morgan
Keegan & Company, Inc. (collectively, the "Company"), to increase stockholder value by providing the Company's officers and key employees with a proprietary interest in the growth and performance of the Company and with incentives for continued service with and rewards for outstanding service to the Company, its subsidiaries and/or its affiliates, and to provide the Company with an additional means to attract and retain qualified officers and key employees. The Plan will be known as the "1994 Restricted Stock and Stock Option Plan." Pursuant to the Plan, the Compensation Committee (as hereinafter designated) may grant stock options and restricted stock awards to officers and other key employees of Morgan Keegan, Inc., Morgan Keegan & Company,
Inc., and their respective subsidiaries and/or affiliates, on the terms and subject to the conditions set forth in this Plan.



2.	Definitions



	As used in the Plan, the following terms shall have the meanings set forth below:



		2.1 "Award" means any form of Stock Option or Restricted Stock granted under the Plan, whether singly, in combination, or in tandem, to a Participant by the Compensation Committee pursuant to such terms, conditions, restrictions, and/or limitations, if any, as the Compensation Committee may establish.



		2.2 "Award Agreement" means a written agreement setting forth the terms of an Award.



		2.3  "Board" means the Board of Directors of Morgan Keegan,
Inc.



		2.4	"Change in Control" means any transaction pursuant to
which (i) the Company merges with another corporation and is not the surviving entity, (ii) substantially all of the Company's assets are sold to persons or entities not affiliated with the Company, (iii) shares of Common Stock are issued or acquired by persons or entities not affiliated with the Company, who, acting as a group, have the voting power to change the composition of the Board, or (iv) any other transaction of a nature similar to the foregoing.



		2.5 "Code" means the Internal Revenue Code of 1986, as amended. References to any provision of the Code shall be deemed to include successor provisions thereto and rules and regulations thereunder.



		2.6 "Compensation Committee" means the Compensation Committee of Morgan Keegan & Company, Inc. Notwithstanding the foregoing, with respect to Awards to members of the Compensation Committee of Morgan Keegan & Company, Inc., the directors of Morgan
Keegan, Inc. who are not officers or employees thereof will act as the Compensation Committee, and the term "Compensation
Committee" as used herein shall mean those persons, where the context so requires.



		2.7  "Common Stock" means the Common Stock of the Company,
$.625 par value.



		2.8 "Company" means Morgan Keegan, Inc., its subsidiaries and its affiliates.



		2.9 "Disability" means the inability to substantially perform the usual duties of the person's occupation by reason of a medically determinable physical or mental impairment which can be expected to be of long, continued and indefinite duration as determined by the Compensation Committee.

      		2.10  "Exchange Act" means the Securities Exchange Act
of 1934, as amended from time to time. References to any provision of the Exchange Act shall be deemed to include successor provisions thereto and rules and regulations thereunder.



		2.11 "Fair Market Value," unless otherwise required by an applicable provision of the Code, as of any date, means the last sales price of the Common Stock on such date as reported on the New York Stock Exchange Consolidated Tape.



		2.12 "Incentive Stock Option" ("ISO") means any Stock Option intended to be, and designated and qualifying as, an "incentive stock option" within the meaning of Section 422 of the Code.



		2.13 "Non-Qualified Stock Option" means any Stock Option awarded under this Plan that is not intended to be an Incentive
Stock Option or that fails to meet the requirements applicable to an Incentive Stock Option.



		2.14 "Option" or "Stock Option" means a right granted pursuant to the Plan to purchase shares of Common Stock, and includes the terms Incentive Stock Option and Non-Qualified
Stock Option.



		2.15 "Option Price" or "Exercise Price" means the price per share at which Common Stock may be purchased upon the exercise of an Option.



		2.16 "Participant" means any individual to whom an Award has been granted by the Compensation Committee under the Plan.



		2.17 "Restricted Stock" means shares of Common Stock issued pursuant to a Restricted Stock Award which are subject to forfeiture provisions or such other conditions as may be determined by the Compensation Committee and specified in an Award Agreement.



		2.18 "Retirement" means retirement from active employment under a retirement plan of the Company, or pursuant to an employment agreement with any of the aforementioned, or termination of employment at or after age 55 under circumstances which the Compensation Committee, in its sole discretion, deems equivalent to retirement.



		2.19 "Termination of Employment" means the termination of a Participant's active employment with the Company which is not deemed to be a Retirement or a termination due to a Disability.



3.	Administration



		3.1 The Plan shall be administered and interpreted by the Compensation Committee.



		3.2  The Compensation Committee shall have the authority to
(a) establish such rules and regulations as it deems necessary for the proper operation and administration of the Plan; (b) select the persons to receive Awards under the Plan; (c) determine the form of an Award, or combinations thereof, and whether such Awards are to operate on a tandem basis and/or in conjunction with or apart from other awards made by the Company, either within or outside of this Plan; (d) determine the number of shares of Common Stock to be covered by each such Award granted hereunder; (e) determine the terms and conditions, not inconsistent with the terms of this Plan, of any Award granted hereunder (including, but not limited to, any restriction or limitation on transfer, any vesting schedule or acceleration thereof, and any forfeiture provisions or waiver thereof), regarding any Award and the shares of Common Stock relating thereto, based on such factors as the Compensation Committee shall determine, in its sole discretion; (f) determine whether
Common Stock payable with respect to an Award under this Plan shall be deferred, either automatically or at the election of the Participant; and (g) make any other determination or take
      any action that the Compensation Committee deems necessary or desirable for the administration of the Plan.



		3.3 Unless authority is specifically reserved to the Board under the terms of the Plan, the Company's Charter or By-Laws, or applicable law, the Compensation Committee shall have sole discretion in exercising authority under the Plan. The
Compensation Committee may delegate to officers or managers of the Company or any subsidiary the authority, subject to such terms as the Compensation Committee shall determine, to perform administrative functions and, with respect to Participants not subject to Section 16 of the Exchange Act, to perform such other functions as the Compensation Committee may determine, to the extent permitted under Rule 16b-3 and applicable law. Any decision, interpretation or other action made or taken in good faith by or at the direction of the Company, the Board, or the Compensation Committee (or any of its members pursuant to any authority duly delegated to any such member) arising out of or in connection with the Plan shall be within the absolute discretion of all or any of them, as the case may be, and shall be final, binding and conclusive on the Company and all employees and Participants and their respective beneficiaries, heirs, executors, administrators, successors and assigns.



4.	Eligibility



	Officers and key employees of the Company and its present and future subsidiaries, who are responsible for or contribute to the management, growth and profitability of the business of the Company, are eligible to receive Awards under the Plan.



5.	Shares Available for Awards



		5.1 The maximum number of shares of Common Stock of the Company that may be used in conjunction with the grant of Awards under the Plan is 1,000,000 (subject to adjustment as provided in Section 5.4 below).



		5.2 Shares of stock which are attributable to Awards which expire or are otherwise terminated, cancelled, surrendered or forfeited, during a calendar year, are available for issuance or use in connection with future Awards, during the calendar year in which they expire or otherwise become available, provided, however, that, if any such shares could not again be available for Awards to a Participant who is subject to Section 16 of the Exchange Act under applicable share counting requirements of Rule 16b-3, such shares shall be available exclusively for Awards to Participants who are not subject to Section 16.



		5.3 Shares of Common Stock to be issued under the Plan may be authorized and unissued shares of Common Stock, treasury stock or a combination thereof.



		5.4 In the event of a merger, consolidation, reorganization, recapitalization, stock split, stock dividend, other extraordinary dividend or other change in corporate structure or capitalization affecting the Common Stock, the Compensation
Committee may make appropriate adjustment in the number or kind of shares subject to options, rights and other Awards granted under the Plan, and/or the exercise price and other terms and conditions of Awards or appropriate adjustment in the maximum number of shares referred to in Section 5 of the Plan, as the Compensation Committee may determine to be necessary or appropriate in order to prevent dilution or enlargement of the rights of Participants.



6.	Awards Under the Plan



		6.1 Stock Options. The Compensation Committee may grant Incentive Stock Options ("ISO"), Non-Qualified Stock Options or both to purchase shares of Common Stock from the Company to such officers and key employees, in such amounts and subject to such terms and conditions, as the Compensation Committee shall determine in its sole discretion, subject to the provisions of the Plan, provided, however, that in no event may any
      Stock Option be granted hereunder after the expiration of
10 years after the date of the Plan. The automatic or discretionary grant of "reload" Stock Options is specifically authorized.



		In the case of ISO's, the terms and conditions of such grants, including the exercise price of the purchase of Common Stock, shall be subject to and comply with the requirements of Section
422 of the Code, as from time to time amended, and any implementing regulations.



		The exercise price at which shares of Common Stock may be purchased pursuant to the grant of an Option shall be fixed by the Compensation Committee at the time of grant; however, the price of an ISO must be equal to or greater than the Fair Market
Value of the shares of Common Stock covered thereby. The exercise price of an ISO granted to any Participant who owns shares of Common Stock possessing more than 10% of the total combined voting power of all outstanding shares of Common Stock of the Company must be at least equal to 110% of the fair market value of the shares of Common Stock on the date of grant.
Options granted under the Plan will not be ISOs to the extent that the Fair Market Value of the shares of Common Stock with respect to which ISOs first become exercisable in any year exceeds $100,000.



		6.2 Restricted Stock Awards. The Compensation Committee may grant Restricted Stock Awards ("RSAs") to such officers and key employees, in such amounts and subject to such terms and conditions as the Compensation Committee may determine in its sole discretion, including such restrictions on transferability and other restrictions as the Compensation Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, or otherwise, as the Compensation Committee shall determine.



		Restricted Stock granted under the Plan shall be evidenced by certificates registered in the name of the Participant and bearing an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted
Stock. The Company shall retain physical possession of any such certificates, and each Participant awarded Restricted Stock shall have delivered a stock power to the Company, endorsed in blank, relating to the Restricted Stock for so long as the Restricted Stock is subject to a risk of forfeiture.



		Unless otherwise determined by the Compensation Committee at the time of an Award, the holder of an RSA shall have the right to vote the restricted shares and to receive dividends thereon, unless and until such shares are forfeited.



		In the event all or any of the shares subject to RSA are forfeited due to failure to meet or comply with restrictions imposed by the Compensation Committee at the time of grant prior to the lapse of such restrictions, the Company shall repay to the Participant (or the Participant's estate) any cash amount paid by the Participant for such forfeited shares.



		6.3 Consideration; Tandem and Substitute Awards. Except as provided in this Section 6.3 or to the extent that payment of lawful consideration may be required under the Tennessee
Business Corporation Act, only services may be required as consideration for the grant (but not the exercise) of any Award.
 Awards granted under the Plan may, in the discretion of the Compensation Committee, be granted either alone or in addition to, in tandem with, or in substitution for, any other Award granted under the Plan or any award granted under any other plan of the Company or any business entity to be acquired by the Company or any other right of a Participant to receive payment from the Company. If an Award is granted in substitution for another Award under the Plan or other award, the Compensation
Committee shall require the surrender of such additional Award or other award in consideration for the grant of the new Award.
Awards granted in addition to or in tandem with additional
Awards or awards under other plans may be granted either as of the same time as or a different time from the grant of such additional Awards or other awards.



		6.4	Vesting; Forfeiture.  Awards of Options and Restricted
Stock will vest and become non-forfeitable as determined by the Compensation Committee. Notwithstanding the foregoing, RSAs shall vest and become non-forfeitable upon the Death, Disability or Retirement of a Participant or upon a Change in Control. Subject to the provisions of Section 422A of the Code and Rule 16b-3, Options shall become exercisable in accordance with their terms in the event of Death, Disability or Retirement of a Participant or upon a Change in Control. Upon the termination of employment of any Participant for any reason other than Death, Disability, Retirement or Change in Control, any unvested Options or RSAs shall expire and be forfeited to the Company and shall thereafter be subject to reissuance under the 1994 Plan.



7.	Award Agreements



	Awards under the Plan shall be evidenced by an agreement approved by the Compensation Committee that sets forth the terms, conditions and limitations of an Award. The Compensation Committee may amend agreements theretofore entered into, either prospectively or retroactively, including, but not limited to, the acceleration of vesting of or lapse of restrictions on an Award and the extension of time to exercise an Award, except that, no such amendment shall affect the Award in a materially adverse manner without the consent of the Participant (except for an amendment made to cause the Plan to qualify for an exemption provided by Rule 16b-3). Any Award Agreement shall contain vesting and forfeiture provisions which are consistent with the provisions of Section 6.4 hereof.



8.	Miscellaneous Provisions Related to Participants



		8.1.	The grant of an Award shall not be construed as giving a
Participant the right to be retained in the employ of the Company. The Company may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award
Agreement. No Participant or other person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards.



		8.2.	Except as may be otherwise provided under Section 6.3, no
Award granted under the Plan, unless otherwise provided in the Award Agreement, shall entitle the holder of such Award to any dividend, voting or other right of a stockholder unless and until the date of issuance under the Plan of the shares that are subject to such Award.



		8.3.	The purchase price of the shares of Common Stock as to
which an Option is exercised shall be paid in cash or by check, except that the Compensation Committee may, in its discretion, allow such payment to be by surrender of unrestricted shares of Common Stock (valued at their then Fair Market Value at the date of exercise), or by a combination of cash, check and unrestricted shares of Common Stock (valued at their then Fair
Market Value at the date of exercise), or by a combination of cash, check and unrestricted shares of Common Stock.



		8.4.	A Participant may be required to pay to the Company, and
the Company shall have the right to deduct from all amounts paid to a Participant (whether under the Plan or otherwise), any taxes required by law to be paid or withheld in respect of Awards hereunder to such Participant. The Compensation
Committee may provide for additional cash payments to holders of Awards to defray or offset any tax arising from the grant, vesting exercise or payment of any Award or, at the election of the holder of the Award, the Compensation Committee may withhold shares or accept the transfer of shares to the Company, in such amounts as are equivalent to the Fair Market Value of the withholding obligations.



		8.5.	If the Compensation Committee determines that such action
is advisable, the Company may assist any Participant in obtaining financing from the Company or from any bank or other third party, on such terms as are determined by the Compensation
Committee, and in such amount as is required to accomplish the purposes of the Plan, including, but not limited to, permitting the exercise of an Award and/or paying any taxes in respect thereof to the extent permitted by law. Such assistance may take any form that the Compensation Committee deems appropriate, including, but not limited to, a direct loan from the Company, a guarantee of the obligation by the Company, or the maintenance by the Company of deposits with such bank or third party.



		8.6.	Awards, and any right that comes within the general
definition of "derivative security" of Rule 16a-1(c) under the Exchange Act, shall not be assignable or transferable by a Participant except by will or the laws of descent and distribution (or pursuant to a beneficiary designation authorized under Section 8.7), and during the Award holder's lifetime, such Awards and rights shall be exercisable only by such holder or such holder's duly appointed guardian or legal representative.



		8.7.	Each Participant may file and maintain with the Company a
written designation of one or more persons as the beneficiary or beneficiaries who shall be entitled to receive the Award or related payment payable under the Plan upon the Participant's death. If no such designation is in effect at the time of a Participant's death, or if no designated beneficiary survives the Participant or if such designation conflicts with the law, the Participant's estate shall be entitled to receive the Award or related payment, if any, payable under the Plan upon the Participant's death.



9.	Governing Law



	The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Tennessee and applicable federal law.



10.	Severability



	If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Participant or Award under any law deemed applicable by the Compensation Committee, such provision or Award shall be construed or deemed amended to conform to applicable laws, or if it cannot be construed or deemed amended, in the determination of the Compensation Committee, without materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Participant or Award and the remainder of the Plan and any such Award shall remain in full force and effect.



11.	Unfunded Plan



	The Plan is intended to constitute an "unfunded" plan. Unless otherwise determined by the Compensation Committee, the Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. To the extent that any person acquires a right to receive payments from the Company pursuant to an Award, such right (unless otherwise determined by the Compensation Committee) shall be no greater than the right of any unsecured general creditor of the Company.



12.	Rule 16b-3 Compliance



		12.1	Unless a Participant could otherwise transfer an equity
security, derivative security, or shares issued upon exercise of a derivative security granted under the Plan without incurring liability under Section 16(b) of the Exchange Act, (i) an equity security issued under the Plan, other than an equity security issued pursuant to the exercise of a derivative security granted under the Plan, shall be held for at least six months from the date of acquisition, and (ii) at least six months shall elapse from the date of acquisition of a derivative security to the date of disposition of the derivative security (other than upon exercise or conversion) or disposition of any underlying equity security issued pursuant to the exercise or conversion of such derivative security.



		12.2.	It is the intent of the Company that this Plan comply in
all respects with applicable provisions of Rule 16b-3 and Rule
16a-1(c)(3) under the Exchange Act in connection with any grant of Awards to or other transaction by a Participant who is subject to Section 16 of the Exchange Act (except for transactions exempted under alternative Exchange Act Rules or acknowledged in writing to be non-exempt by such Participant). Accordingly, if any provision of this Plan or any Award Agreement does not comply with the requirements of Rule
16b-3 or Rule 16a-1(c)(3) as then applicable to any such transaction, such provision will be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 or Rule 16a-1(c)(3) so that such Participant shall avoid liability under Section 16(b).



		12.3.	No Option shall be granted prior to December 31, 1994,
that has an option price, base price, or exercise price less than 50% of the fair market value of the underlying shares at the date of grant.



13.	Effective Date and Term of Plan



		13.1.	The Plan shall be submitted to the stockholders of the
Company for their approval at the Annual Meeting of Stockholders to be held November 22, 1994. The Plan shall become effective upon the affirmative vote of the holders of a majority of the shares of Common Stock present, or represented, and entitled to vote at the meeting.



		13.2.	The Plan shall remain in effect until August 24, 2004,
unless sooner terminated by the Board. After this date, no further Awards may be granted but previously granted Awards shall remain outstanding in accordance with their applicable terms and conditions, as stated in the Award Agreement, and conditions of the Plan.



14.	Amendment and Termination of the Plan



		14.1.	The Plan may be amended by the Board in any respect,
without the consent of stockholders or Participants, except that any such amendment (although effective when made) shall be subject to the approval of the Company's stockholders within one year after such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Common Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to subject any other amendment to the Plan to stockholders for approval. In addition, no amendment may materially impair the rights of a Participant under any Award previously granted under the Plan without the consent of such Participant, unless required by law.



		14.2.	The Plan may be terminated at any time by the Board.  No
further Awards may be made under the Plan after termination, but termination shall not affect the rights of any Participant under, or the authority of the Compensation Committee with respect to, any grants or awards made prior to termination.
</EXHIBIT>
<EXHIBIT>
PAGE

INCENTIVE STOCK OPTION AGREEMENT





	THIS AGREEMENT is entered into as of the     day of        ,
1995, (the "Agreement Date"), by and between MORGAN KEEGAN AND
COMPANY, INC., hereinafter referred to as "Company", and







hereinafter referred to as "Employee",



	WHEREAS, the 1994 restricted Stock and Incentive Stock Option Plan (the "Plan") is intended to secure for the Company the benefits of the incentive inherent in common stock ownership by the employees of the Company who are largely responsible for the Company's future growth and continued financial success; and to afford such persons the opportunity to obtain or increase a proprietary interest in the Company on a favorable basis and thereafter to have an opportunity to share in its success; and



	WHEREAS, the Plan Committee which has been appointed by the Board of Directors of the Company pursuant to the Plan and which has the exclusive authority to determine the officers and other key employees of the Company who are eligible to participate in the Plan has determined that the Employee named above shall be granted options to acquire shares of the common stock of the Company subject to the terms and conditions of this Agreement;



	NOW, THEREFORE, the Company and the Employee hereby agree as follows:



	1. Shares Subject to Option. The Company hereby grants to the Employee as a matter of separate inducement and agreement in connection with his employment with the Company, and not in lieu of any salary or other compensation for his services, the option to purchase at the time or times and on the terms and conditions set forth in this Agreement, all or any part of an aggregate of shares of the common stock of the Company at the
purchase price of $       per share pursuant to the 1994
Restricted Stock and Incentive Option Plan (the "Plan").



	2. Time and Manner of Exercise. None of the shares covered by this Agreement (adjusted for changes in stock) shall be
exercisable before               .  On                 , options
for           shares shall become exercisable.  Options granted
pursuant to this Agreement shall expire in the event of the
termination of              's employment with Morgan Keegan for
any reason, whether voluntary or involuntary or by             .



	2A. The option mentioned in paragraph 2 will be exercisable immediately if the company is sold or is merged into another company, and Morgan Keegan, Inc. is not the surviving company.







	Subject to Paragraphs 4 through 7, the Employee may purchase all or any part of the maximum number of shares subject to this Agreement which shall have become exercisable as described above at any time or from time to time, but in no case may the Employee exercise an option for a fraction of a share.



	An option granted pursuant to this Agreement shall be exercisable by the giving of written notice of exercise to the Company. Such notice shall specify the number of shares to be purchased and shall be accompanied by payment in full of the purchase price for the shares to be purchased. The purchase transaction shall be effected as soon as practical after the fifteenth day following receipt by the Company of such a written notice.



	3. Form of Payment. The full purchase price shall be payable in cash at the time of exercise. In lieu of cash, the Employee may make payment, in whole or in part, by tendering shares of common stock of the Company ("Shares") valued at fair market value on the date the Company receives written notice of exercise from the Employee in accordance with Paragraph 2;
provided that the right to make payment in stock shall be subject to the conditions as follows:



		(A) Shares used to purchase shares under this Agreement must be issued to the Employee in certificate form;



		(B) Shares used to purchase shares under this Agreement must have been held by the Employee for a period of at least 24 months;



		(C) Employee may pay for shares under this Agreement with Shares no more than one time in any one calendar year; and



		(D) The smallest number of shares that an Employee may purchase under this Agreement with Shares is one hundred (100).



	4. Employment Status. Options under this Agreement shall be exercisable during the lifetime of the employee only by him.
Except as provided in Paragraphs 5 and 6, the Employee may not exercise an option under this Agreement unless at the time of exercise he has been employed by the Company continuously since the Agreement Date.



	5. Termination of Employment. If the Employee's employment with the Company terminates for any reason other than death, disability or retirement, options granted pursuant to this





- - 2 -



Agreement shall terminate immediately upon such a termination of employment and the Employee shall have no further rights under this Agreement. If the Employee's employment terminates by reason of disability or retirement, the Employee may at any time within three months after termination of his employment exercise options granted under this Agreement to the extent such options were exercisable by him on the date of his termination of employment. The Employee shall have no further rights under this Agreement after the expiration of such a three-month period.



	6. Death. If the Employee shall die while in the employ of the Company, or within three months after termination of his employment and prior to the termination of the options granted pursuant to this Agreement, options under this Agreement may be exercised at any time within twelve months following his death by the person or persons to whom the Employee's rights under this option shall pass by the Employee's will or by the laws of descent and distribution, but only to the extent that such options were exercisable by the Employee on the date of his termination of employment.



	7. Sequence of Exercise. An option granted pursuant to this Agreement shall not be exercisable while there is outstanding any other option granted pursuant to the Plan that was granted to the Employee before the Agreement Date. An option shall be treated as outstanding until it is exercised in full or expires by reason of lapse of time.



	8. Source of Shares. Shares issued on the exercise of this option may, at the election of the Company, be authorized and unissued shares or issued shares that have been reacquired by the Company.



	9. Adjustment of Shares. In the event that prior to the delivery by the Company of all the shares subject to unexpired options granted pursuant to this Agreement, there shall be any change in the outstanding common shares of the Company through merger, consolidation, reorganization, recapitalization, stock dividend, split-up, combination of shares, exchange of shares, change in corporate structure, or otherwise, appropriate adjustments shall be made by the Committee to the kind and maximum number of shares and price per share subject to this option. The determination by the Committee in each case shall be conclusive and binding on the Company and the Employee and his legal representatives.



	10. Shareholder Status. Neither the Employee nor his legal representatives shall have any rights or privileges of a







- - 3 -



shareholder of the Company with respect to any of the shares issuable on the exercise of this option unless and until certificates representing such shares shall have been issued and delivered to the Employee or his representatives.



	11.	Assignment and Transfer.  The rights and privileges of the
Employee granted pursuant to this Agreement may not be transferred or assigned to any person other than the Employee, except by will or the laws of descent and distribution.



	12.	Restrictions on Directors.  An option granted pursuant to
this Agreement to an Employee who is a member of the Board of Directors of Morgan Keegan and Company, Inc., shall be exercisable only during the period beginning on the fifth business day following the release of quarterly or annual summary statements of earnings by the Company and ending on the twelfth business day following such day.



	13.	Construction of Terms.  The Committee serving as such
pursuant to the Plan shall have the authority to construe the terms of this Option Agreement and to prescribe rules and regulations relating to the administration of this Agreement.



	14.	Plan.  The Plan under which this option is granted is the
1994 Restricted Stock and Incentive Stock Option Plan.  The
Employee hereby agrees to all of the terms and conditions of the Plan.



	IN WITNESS WHEREOF, the parties have executed this Agreement as of the date written above.



				MORGAN KEEGAN & COMPANY, INC.







				By

				         Treasurer









				By

				         Recipient











- - 4 -
</EXHIBIT>
<EXHIBIT>
PAGE

Morgan Keegan & Company, Inc.



Employee Stock Incentive Plan



Subscription Agreement/Enrollment Application



How the Plan Works



	1.	All full-time employees working as of January 1, 1995, may
elect to participate by designating from 1% to 5% of their after-tax pay to be contributed to the Plan. Total amount is not to exceed $10,000 per year.



	2.	That amount will be withheld from each paycheck you receive
during the year and you hereby authorize such withholding. At the end of the year, shares of Morgan Keegan stock will be purchased for you out of the funds so withheld at the lower price of:



			a)	Eighty-five percent (85%) of the average price per share
of Morgan Keegan common stock valued on the first day of each month during the year plus the exercise date, usually the last business day of the year (an average of 13 days),



OR



			b)	Eighty-five percent (85%) of the fair market value per
share on the exercise date, usually the last business day of the year.



	3.	After the shares are purchased, whole shares will be
credited to your Morgan Keegan account as soon as possible after the determination has been made.



	4.	The maximum number of shares available this year is 225,000.
 Should the subscription exceed that amount, you will receive a pro-rata portion based on the percentage of your subscription to the total subscriptions. The amount of subscriptions not used to purchase stock will be credited to your Morgan Keegan account prior to January 31 of the next year.



Employee Considerations



	1.	If you leave the firm prior to the exercise date, your
contribution will be refunded, but no interest will be paid to you.

	2.	Once a percentage amount is elected, it cannot be changed
during the calendar year. If you elect to stop contributions during the year, your money will be refunded to you without interest.



	3.	You are not paid interest or dividends on the stock prior to the exercise date.



	4.	The shares are immediately vested when you receive them.



	5.	For tax purposes, you do not recognize any gain or loss
until you actually sell the shares.



	6.	This Stock Incentive Plan is unrelated to the previous Stock
Purchase Plan and is not part of the Retirement Plan.



	7.	A copy of the actual plan is written in detail in the 1989
proxy statement on pages 15-21. Please carefully read that statement prior to investing. (Contact Human Resources for a copy of the proxy statement.)





	***** I elect to withhold the following percentage for 1995:



			1%		2%		3%		4%		5%



Name:____________________________________________________________
___



Address:_________________________________________________________
____



_________________________________________________________________
____



Social Security
#______________________________________________________



Morgan Keegan Account
#_____________________________________________





________________________________		__________________________

	(Signature of Participant)					(Date)





Accepted

	Morgan Keegan, Inc.



By:__________________________________

	(Secretary)
</EXHIBIT>
<EXHIBIT>

MORGAN KEEGAN, INC.





RESTRICTED STOCK AWARD





	THIS AGREEMENT is entered into as of the ___ day of ________, ___ (the "Award Date"), by and between MORGAN KEEGAN, INC. (the
"Company"), and ____________________________ (the "Recipient").



	WHEREAS, the 1994 Restricted Stock and Incentive Stock Option Plan (the "Plan") is intended to secure for the Company the benefits of the incentive inherent in common stock ownership by employees of the Company who are largely responsible for the Company's future growth and continued financial success, and to reward certain of its key employees with shares of the Company's stock ("Restricted Shares") subject to restrictions set forth herein and in Section 7 of the Plan; and



	WHEREAS, the Plan Committee which has been appointed by the Board of Directors of the Company pursuant to the Plan and which has the exclusive authority to determine the eligibility of employees to participate in the Plan, has determined that the Recipient named above shall be awarded Restricted Shares of the common stock of the Company subject to the terms and conditions of this Agreement;



	NOW, THEREFORE, the Company and the Recipient hereby agree as follows:



1.  Restricted Stock Award.  The Company hereby grants to the
Recipient __________________ Restricted Shares pursuant to the
Plan and subject to the conditions and restrictions hereinafter set forth.



2. Transfer Restrictions. None of the shares awarded pursuant to this Agreement (adjusted for changes in stock as provided in the Plan) may be sold, transferred, pledged or otherwise encumbered during a period ("Restricted Period") of FIVE (5) years from the Award Date. During such Restricted Period, the Recipient shall have the entire beneficial ownership and all rights and privileges of a shareholder with respect to the Restricted Shares awarded hereunder, including the right to receive dividends and the right to vote such Restricted Shares.



3. Retention of Shares by Company. Upon issuance of such shares they shall be delivered to and retained by the Treasurer of the Company for the Recipient's account pending expiration of the Restricted Period as hereinabove defined.



4. Forfeiture of Rights. In the event of termination of employment of the Recipient with the Company or a subsidiary thereof for any reason other than Recipient's death or disability, all rights of the Recipient in and to the Restricted Shares shall thereupon be forfeited, the Restricted Shares shall forthwith be canceled and restored to the status of authorized but unissued stock of the Company, and the Company shall have no further obligation to the Recipient with respect thereto.



5. Lapse of Restrictions. Upon the expiration of the Restricted Period, if the Recipient is in the employ

      of the Company, or upon his termination of employment by reason of death or disability, the restrictions herein provided for shall lapse and the Treasurer of the Company shall forthwith deliver to the Recipient the shares of the Company stock awarded hereunder free of any restriction or legend with respect thereto.



6.  Withholding Tax.  As provided in Section 11 of the Plan, the
Company shall have the right to withhold with respect to any taxes required by law to be withheld because of the award or any election made by the Recipient with respect thereto.



7. Representation and Covenant of Recipient. The Recipient does hereby represent that he has no present intention to transfer, sell or otherwise dispose of the Restricted Shares awarded hereunder, except as permitted by the Plan and in compliance with applicable securities laws, and he does hereby agree that such shares are received pursuant to the terms, provisions and conditions of the Plan and this Agreement, to all of which the Recipient does expressly assent, and this Agreement shall bind and inure to the benefit of the Recipient's heirs, legal representations, successors and assigns.



8.	Status of Agreement.  This Agreement shall be binding upon
and insure to the benefit of the Company, its successors and assigns and the Recipient and his or her heirs, executors, administrators and legal representatives. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and may not be amended except by written instrument signed by both parties. This
Agreement will be construed in accordance with and governed by the laws of the State of Tennessee.



	IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.



				MORGAN KEEGAN, INC.







				By

					  Joseph C. Weller

				   TreasureR






				   Recipient

</EXHIBIT>

<EXHIBIT>
MORGAN KEEGAN, INC.



1989 EMPLOYEE STOCK PURCHASE PLAN



ARTICLE 1

DEFINITIONS



The following terms when used in this plan shall have the following meanings:



1.1.	ACCOUNT.  The term "Account" shall mean, with respect to a
Participant, the cumulative total of Payroll Deductions set aside from time to time pursuant to the Plan for the purpose of acquiring Option Shares.



1.2.	CODE.  The term "Code" shall mean the Internal Revenue Code
of 1986, as amended from time to time.



1.3.	COMMITTEE.  The term "Committee" shall mean the
Compensation Committee of the Board of Directors of Morgan.



1.4.	COMMON STOCK.  The term "Common Stock" shall mean the
common shares of Morgan Keegan, Inc., par value $.625, as may be authorized from time to time by the Corporation's Articles of Incorporation.



1.5.	COMPANY.  The tern "Company" shall mean Morgan Keegan,
Inc., a Tennessee corporation and its subsidiaries.



1.6.	COMPENSATION.  The term "Compensation" shall mean with
respect to a Participant (a) the total annual compensation paid to such Participant during a Plan Year by the Company and its subsidiaries to the extent such compensation would be subject to F.I.C.A. tax withholding but for the maximum dollar amount of the F.I.C.A. wage base established by federal law; less (b) the amount of such compensation that consists of contest awards, reimbursement of moving expenses, life insurance premiums, payments characterized as deferred compensation for purposes of
Section 404 of the Code, and compensation reportable to the Participant on account of his participation in any Restricted Stock or Incentive Stock Option plans of the company or any of its subsidiaries.



1.7.	ELIGIBLE EMPLOYEE.  The term "Eligible Employee" shall mean
an Employee meeting the requirements of Section 2.2.



1.8.	EMPLOYEE.  The term "Employee" shall mean each and every
employee of the Company and its subsidiaries.



1.9.	ENTRY DATE.  The term "Entry Date" shall mean January 1,
1990 and January 1 of each succeeding calendar year during which this Plan is effective.



1.10.	EXERCISE.  The term "Exercise" shall mean the purchase of
Common Stock for a Participant in the manner set forth in
Section 2.8 below.



1.11.	EXERCISE DATE.  The term "Exercise Date" shall mean
December 31 of each Plan Year during which Options shall have been granted pursuant to the Plan.



1.12.	MORGAN.  The term "Morgan" shall mean Morgan  Keegan &
Company, Inc., a Tennessee corporation.



1.13.	OPTION.  The term "Option"  shall mean the right of an
Eligible Employee to purchase Common Stock pursuant to the Plan.



1.14.	OPTION PRICE.  The term "Option Price" shall mean the
price per share of Common Stock determined in the manner set forth in Section 2.7 below.



1.15.	OPTION SHARE.  The term "Option Share" shall mean each
share of Common Stock purchased by a Participant upon Exercise of an Option granted hereunder.



1.16.	PARTICIPANT.  The term "Participant" shall mean each
Eligible Employee who Participates in the Plan.



1.17.	PARTICIPATE.  The term "Participate" shall mean with
respect to each Eligible Employee the act of having Payroll
Deductions made for the purpose of acquiring Option Shares.



1.18.	PAYROLL DEDUCTION.  The term "Payroll Deduction" shall
mean money periodically deducted from the Compensation of an Eligible Employee for the purpose of acquiring Option Shares.



1.19.	PLAN.  The term "Plan" shall mean "The Morgan Keegan, Inc.
Employee Stock Purchase Plan", as the same may be amended from time to time.



1.20.	PLAN YEAR.  The term "Plan Year" shall mean any calendar
year during which this Plan is in effect, the first such Plan
Year being calendar year 1990.



1.21.	REGISTRATION STATEMENT.  The term "Registration Statement"
shall mean any registration statement filed with the Securities
& Exchange Commission pursuant to the Securities Act.



1.22.	REORGANIZATION.  The term "Reorganization" shall mean any
reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, share exchange, offering of rights, reclassification, conversion, or any other change in the capital structure of the Company which would affect the number of shares of Common Stock purchasable, or the Option Price payable therefore, or both, with respect to the Options then in effect.



1.23.	SECURITIES ACT.  The term "Securities Act" shall mean the
Securities Act of 1933, as amended for time to time.



1.24.	TERMINATION OF EMPLOYMENT.  The term "Termination of
Employment" shall mean with respect to a Participant the termination of his or her employment by the Company or any subsidiary thereof for any reason whatsoever, including death, disability, retirement, dismissal, resignation or otherwise.

ARTICLE 2



PLAN DESCRIPTION



2.1.	PURPOSE.  The purpose of the Plan is to provide Eligible
Employees a convenient method of acquiring shares of Common Stock at an advantageous price. It is felt that employee participation in the ownership of the Company will be of mutual benefit to employees and the Company and its subsidiaries.



2.2.	ELIGIBILITY TO PARTICIPATE.  Any Employee who is regularly
and actively employed by the Company or any subsidiary of the Company or Morgan on an Entry Date is eligible to Participate in the Plan; provided, however, that any Employee (a) whose customary employment is twenty (20) hours or less per week; (b) whose customary employment is for not more than five (5) months in any calendar year; or (c) who, on any Entry Date, owns Common Stock possessing five (5%) percent or more of the total combined voting power or value of all classes of stock of the company, as determined in accordance with Section 425(d) of the Code, shall not be eligible to participate in the plan.



	Notwithstanding the foregoing, any Employee on leave of absence from employment for the purpose of serving on active duty with the Armed Forces of the United States or for such other purpose approved by the Committee (including maternity leave, provided that any Employee on maternity leave returns to her customary or similar employment with Morgan, the Company, or any subsidiary thereof within six (6) months after the date on which such leave began) shall be considered to have been regularly and actively employed for the purpose of determining eligibility hereunder.



2.3.	NUMBER OF SHARES TO BE OFFERED.  The maximum number of
shares of Common Stock that will be offered under the Plan is Three Hundred Thousand (300,000). the number of shares to be offered during any Plan Year shall be determined by the Committee, and the determination by the Committee shall be final and not subject to question by any Employee: provided, however, that no more than seventy five thousand (75,000) shares plus any unsold allotment below seventy five thousand (75,000) shares from any previous Plan Year may be offered by the Committee during any Plan Year.



2.4.	ENTRY DATE.  The Entry Date during any Plan Year shall be
January 1. The Committee may, in its discretion, grant Options to Eligible Employees on any Entry Date so long as the Plan has not been terminated and the foregoing maximum number of shares shall not have been purchased by Participants. In order to Participate in the Plan during a Plan Year, an Eligible Employee must sign and deliver to the Committee, or its designated representative (which may be an offer or ad hoc committee of officers of the Company), no later that January 15 of each Plan Year during which he or she desires to Participate, a Subscription Agreement (the form of which shall be adopted by the Committee prior to the beginning of the first Plan Year) setting forth the Employee's name, social security number, address, position and the percentage of his or her Compensation to be withheld as his or her Payroll Deduction. The Committee shall cause the form of Subscription Agreement to be distributed to all Eligible Employees no later than the Entry Date of any Plan Year. Each Eligible Employee shall sign and deliver to the Committee additional documents and instruments reasonably required by the Committee to properly administer the Plan.



2.5.	LIMIT OF PARTICIPATION.   Each Eligible Employee shall be
entitled to contribute to the Plan in any Plan Year the lesser of (a) five (5%) percent of his Compensation during the Plan
Year: or (b) Ten Thousand ($10,000) Dollars. By way of additional limitation, all Participants during a Plan Year shall be entitled to acquire Common Stock aggregating no more than the number of shares designated by the Committee on the Entry Date. If, on the Exercise Date of a Plan Year, the Committee shall determine that the maximum number of whole shares of Common
Stock purchasable at the Option Price out of the cumulative balance of all Participants' Accounts exceeds the aggregate number of shares with respect to which Options were granted by the Committee on the Entry Date, then each Participant shall be entitled to acquire only that number of shares determined in the manner set forth in Section 2.8 below.



2.6.	PAYROLL DEDUCTION;  REIMBURSEMENT.  The Subscription
Agreement between the Eligible Employee and the Committee shall specify a fixed percentage of the Eligible Employees Compensation to be withheld pursuant to this Plan (subject to the limitation hereinabove set forth), and the Eligible Employee shall authorize the Committee to cause said percentage of Compensation to be withheld from the Eligible Employee's net pay payable by Morgan, the Company, or any subsidiary, for each pay period in which the Eligible Employee receives a paycheck. The Committee shall cause accurate records of the Payroll Deductions of all Participants to be maintained, and shall, upon written request by a Participant, report to the Participant his or her Account balance as of the date of the most-recently completed pay period preceding the date of the Participant's request.



	Each Participant shall be entitled to terminate his or her Participation in the Plan during a Plan Year by delivering written notice of such termination to the Committee no later than December 15 of the Plan Year. Any Participant who shall suffer a Termination of Employment effective prior to the Exercise Date in a Plan Year shall be ineligible to Exercise his or her Option for the Plan Year, and each such Participant shall be deemed to have given the Committee the notice hereinabove described as of the effective date of such Termination of Employment (each Participant suffering such Termination of Employment between December 15 and December 30 of such Plan Year being deemed to have given such notice on December 15 of the Plan Year). Any Participant giving or deemed to have given the forgoing notice shall be paid in cash the entire balance of that Participant giving or deemed to have given the foregoing notice shall be paid in cash the entire balance of the Participant's Account for the Plan Year within fifteen (15) days after the notice shall have been given or deemed given pursuant to this Section, and no interest shall be paid on such amounts.



2.7.	OPTION PRICE.  The Option Price per share shall be the
lesser of the following two (2) amounts:



	(a) The greater of (i) eighty five (85%) percent of the fair market value per share of the Common Stock on the Entry Date;
and (ii) Eighty five (85%) percent of the average of the fair market value per share of Common Stock on the first day of each month during the Plan Year and the Exercise Date (the forgoing period having thirteen (13) dates); and



	(b) Eighty five (85%) percent of the fair market value per share of Common Stock on the Exercise Date.



 	In determining the Option Price, the fair market value per share of Common Stock on any relevant date shall be the average of the highest and lowest quoted selling price of such Common Stock on such date, and, if there are no sales or the stock markets are closed on such date, the weighted average of the means between the highest and lowest quoted selling prices on the nearest date before and the nearest date after said valuation date, such average to be weighted inversely by the respective number of trading days between the selling dates and the valuation date.

      2.8.	EXERCISE OF OPTIONS.  On the Exercise Date of each
Plan Year, the committee will automatically exercise on each Participant's behalf the Option to purchase the number of whole Option Shares (no fractional shares will be issued under the Plan) resulting by dividing the balance of each Participant's Account by the Option Price determined in the foregoing manner; provided, however, that if the aggregate number of whole Option Shares which could be purchased by the cumulative Account balances of all Participants exceeds the total number of shares of Common Stock with respect to which the Committee granted options on the Entry Date of the Plan Year, then the Committee automatically will exercise on each Participant's behalf the Option to purchase the number of Option Shares resulting by multiplying the number of Option Shares purchasable by such Participant without regard to the Committee's limitation times a fraction, the numerator of which shall be the total number of shares of Common Stock with respect to which the Committee granted Options to all Participants on the Entry Date and the denominator of which shall be the total number of whole Option Shares which would have been purchasable by all Participants if said limitation had not been in effect. For example, if Employee A had an Account balance on the Exercise Date equal to Ten Thousand (410,000.00) Dollars, the aggregate Account balances of all Participants amounted to One Million ($1,000,000.00) Dollars, the Option Price was Ten ($10.00) Dollars, but the aggregate number of Option Shares with respect to which Options were granted by the Committee amounted only to seventy five thousand (75,000), then Employee A would be entitled to Exercise his Option with respect to seven hundred fifty (750) shares of Common Stock computed as follows: 1,000 x 75,000 100,000 = 750.



	However, if the number of shares of Common Stock with respect to which Options have been granted during a Plan Year exceeds the number of Option Shares actually acquired by Exercise on the Exercise Date, then the Options with respect to such excess shares shall expire on the Exercise Date; provided, however, that Options with respect to those unissued shares may be granted in the future.



	If a Participant's Account balance as of any Exercise Date exceeds the aggregate Option Price payable for that Participant's Option Shares, and the Participant shall not have withdrawn his Account balance or suffered a Termination of Employment prior to the Exercise Date, then such excess shall be refunded to the Participant no later than the last day of January in the next succeeding calendar year after the Plan
Year, together with interest on the refund amount computed for one hundred eighty (180) days at the average annual 90-day certificate of deposit rate as quoted by The Wall Street Journal on the first working day of each month during the Plan Year; provided, however, that no refund amounting to less than one hundred dollars ($100.00) shall bear interest.



ARTICLE 3



ADMINISTRATIVE PROVISIONS



3.1.	ADMINISTRATION OF PLAN.  The Plan shall be administered
under the direction and control of the Committee. In administering the Plan, the Committee shall have the following rights and power, subject only to the terms and the limitations contained herein:



	(a) To establish the maximum number of shares of Common Stock with respect to which Options may be exercised during a Plan
Year (subject to the limits established in Section 2.4);



	(b) To interpret the terms, conditions and limitations set forth in the Plan, which determinations shall be final with respect to each and every Participant;



	(c)  To refuse to grant Options during a Plan Year;



	(d) To determine the eligibility of any Employee to Participate;



	(e) To make all computations, maintain all accounts, provide for the issuance of all Option Shares, and do all other acts and things reasonably necessary to properly administer the Plan; and



	(f) To revoke, alter, or amend the terms and conditions of the Plan without obtaining the prior approval of the Participants or the Company's shareholders, subject, however, to the limitations hereinafter stated.



3.2.	TRANSFERABILITY; ASSIGNABILITY.  Any option granted to a
Participant pursuant to this Plan shall not be transferable or assignable by the Participant otherwise than by will or by the laws of decent and distribution in effect as of the date of his or her death. In that regard, an Eligible Employee's right to Participate in the Plan or his or her interest in the Account accumulated for his or her benefit shall not be subject to the debts, contracts, or liabilities of the eligible employee until Option shares are acquired or the Account balance refunded, and any attempt on the part of a creditor of the Eligible Employee to attach such right or interest shall be void and unenforceable.



3.3.	ADJUSTMENT IN CASE OF REORGANIZATION.  In the event of a
Reorganization, the Committee may make such adjustments, if any, as it may deem appropriate in the number, kind and the Option Price of shares of Common Stock available for purchase under the Plan, and in the minimum and maximum number of shares which an Eligible Employee is entitled to purchase.



3.4.	RIGHTS AS SHAREHOLDERS.  A Participant does not become the
owner of Option Shares purchased under the Plan and does not have any voting, dividend or other rights as a shareholder of the Company with respect to such Option Shares until the transfer of the Option Shares to the Participant on the shareholder records of the Company shall have occurred. The Option Shares shall be transferred to the Participant within a reasonable time after the Exercise Date of a particular Plan
Year, but only after payment in full for said Option Shares has been made and there has been compliance with all of the applicable provisions of the Plan. The Option Shares may be issued in book-entry form or in the form of physical certificates, at the discretion of the company. If issued in book-entry form, the Option Shares will not be evidenced by physical certificates, and no Participant will have the right to demand the same. A Participant's ownership of Option Shares will be recorded on or through the records of the Company, and any sales or transfers of the Option Shares must be made through Morgan or through a margin account established by the Participant with Morgan. At such time as a Participant shall become the owner of Option Shares purchased pursuant to this Plan, the Participant shall have the right to vote, receive dividends and enjoy all other rights as a shareholder of the company with respect to such shares.



      3.5.	AMENDMENT OF THE PLAN.  The Committee may, from time
to time, alter, amend, suspend or discontinue this Plan and make rules for its administration without first obtaining approval of the Company's shareholders, except that the Committee shall not amend this Plan in any manner which would have the effect of causing this Plan to not be an Employee Stock Purchase Plan as defined and set forth in Section 423 of the Code, and any amendment to increase the number of shares of Common Stock specified in Section 2.3 shall require shareholder approval within twelve (12) months before or after such amendment is adopted by the Committee. Notwithstanding the foregoing, the Committee shall not terminate, alter or amend this Plan except as of the Entry Date of a Plan year, and any termination, alteration or amendment adopted by the Committee otherwise than on the Entry Date of a Plan Year shall be effective as of the next succeeding Entry Date.



3.6.	CONTROL OF FUNDS; ERISA.  The Plan shall not be subject to
the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Plan shall be unfunded. In that regard, the cumulative amount of Account balances of all Participants shall remain part of the general funds of the Company and shall at all times during a Plan Year be subject to the claims of all the Company's creditors.



3.7.	SHAREHOLDER APPROVAL; REGISTRATION.  This Plan shall not be
effective until (a) it shall have been approved by the shareholders of the Company in accordance with that corporation's by-laws and Tennessee law at the annual meeting of such shareholders to be held on November 20, 1989; (b) a Registration Statement filed with respect to the Common Stock offered pursuant to this Plan shall have become effective, and appropriate registration of the Common Stock with any state agency or securities law administrator required by the Blue Sky
Law of any state shall likewise have become effective; (c) each Participant shall have been provided a prospectus meeting the requirements of Section 10 of the Securities Act no later than the time such Participant delivers an executed Subscription Agreement to the Committee, which prospectus will be updated and supplemented as required by law; and (d) prior to the issuance of Options Shares on any Exercise Date, the Company shall have caused said Option Shares to be listed on the New York Stock Exchange, whereupon the Option Shares may be freely sold by Participants.



3.8.	RESTRICTIONS ON TRANSFER.  No Participant who is an
affiliate (as defined in the Securities Act and rules promulgated thereunder) of the Company may sell Option Shares purchased hereunder unless he shall either (a) cause said Option Shares to be registered under the Securities Act at his own expense; (b) comply with the provisions of Rule 144 promulgated under the Securities Act; or (c) provide the company an opinion of competent securities counsel to the effect that said Participant may lawfully sell Options Shares without complying with items (a) and (b).



AS DULY ADOPTED BY THE BOARD OF DIRECTORS OF MORGAN KEEGAN, INC.
ON SEPTEMBER 29, 1989.



						/s/             JOSEPH C. WELLER

							Joseph C. Weller,   Secretary
</EXHIBIT>

<EXHIBIT>

Amendment to 1989 Employee

Stock Purchase Plan



	The Morgan Keegan Employee Stock Purchase Plan ("Stock Purchase Plan") provides a means for employees to purchase Common Stock of the Company at an advantageous price. The Stock Purchase
Plan is administered by the Compensation Committee. The Company was initially authorized to issue up to 300,000 Common Shares pursuant to the Stock Purchase Plan, which amount has been increased by reason of stock splits to an aggregate of 900,000 at July 31, 1994. The Board of Directors at its regular meeting on August 24, 1994 authorized an amendment to the Stock Purchase
Plan authorizing the issuance of an additional 1,000,000 shares, and such amendment is presented hereby to the shareholders of the Company for approval. The Compensation Committee may annually grant options to employees to purchase up to an aggregate of 150,000 Common Shares at a price equal to 85% of the market price of the Common Shares determined as of various times.



	Each person employed by the Company or any subsidiary thereof on January 1 ("Entry Date") of any Plan year (January 1 through December 31) is eligible to participate in the Stock Purchase
Plan unless that employee (i) customarily works 20 hours per week or less; (ii) customarily works five months or less in any calendar year; or (iii) owns directly or indirectly Common shares possessing 5% or more of the total value of all outstanding Common Shares. Consequently, Messrs. Morgan and
Weller are ineligible to participate in the Stock Purchase Plan.
 Employees on approved military or maternity leave from employment retain their eligibility to participate in the Stock Purchase Plan, notwithstanding the reduction in the number of days and hours they work during the particular calendar year within which such leave occurs.



	The Compensation Committee has absolute discretion to grant or not to grant options to purchase Common Shares during any Plan
Year, and may grant options to purchase up to 150,000 Common
Shares (subject to adjustment in the event of stock splits, stock dividends, recapitalizations, reclassifications and other reorganizations that result in changes in the outstanding Common
Shares in any Plan Year). If employees cumulatively subscribe to purchase more than 150,000 Common Shares pursuant to the Stock Purchase Plan in any Plan Year, then the number of shares purchasable by each employee will be reduced proportionally so that no more than 150,000 shares are purchased by all eligible employees. Employees participate in the Stock Purchase Plan by making an election at the beginning of each Plan Year and by authorizing payroll deductions during such Plan Year.



	On December 31 of the Plan Year, if options to purchase Common Shares pursuant to the Stock Purchase Plan shall have been granted for the Plan Year, the Compensation Committee shall purchase for each participant the number of whole Common Shares
(subject to proportionate reduction in the event of oversubscription by all employees) determined by dividing the participant's accumulated payroll deductions by the lesser of the following values:



(i)	the greater of (a) 85%  of the market price per share of the
Common Shares on January 1 of the Plan Year: or (b) 85% of the mean average market price per share on the first day of each month during the Plan Year on December 31 thereof; or

(ii)	85% of the market price per share on December 31 of the
Plan Year.



	The balance of accumulated payroll deductions not used to purchase Common Shares is to be promptly refunded to employees.

      The affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Meeting is required to authorize the proposed amendment to the 1989 Plan.


</EXHIBIT>
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<EXHIBIT>
law offices baker, donelson, bearman, & caldwell A PROFESSIONAL
CORPORATION TWENTIETH FLOOR _ FIRST TENNESSEE BUILDING 165
MADISON AVENUE memphis, tennessee 38103 _____  (901) 526-2000
_____  FACSIMILE  (901) 577-2303



January 20, 1995



Board of Directors

Morgan Keegan, Inc.

Morgan Keegan Tower

50 Front Street

Memphis, Tennessee 38103



Gentlemen:



	You have requested that we render certain opinions with respect to the offering and issuance of shares of common stock
"(Shares") of Morgan Keegan, Inc. ("Company") pursuant to the
Company's Employee Stock Purchase Plan adopted by the Company's shareholders on November 20, 1989 ("1989 Plan") and the
Company's Restricted Stock and Stock Option Plan adopted by the
Company's shareholders on November 22, 1994 ("1994 Plan")
(collectively the "Plans"), such offering and issuance being more fully described in the Registration Statement on Form S-8 filed with the Securities and Exchange Commission ("Registration
Statement").



	As counsel for the Company, we are familiar with (a) the Company's Charter and amendments thereto; (b) its By-laws; (c) the 1989 Plan, including the amendment thereto adopted by the Company's shareholders on November 22, 1994; (d) the 1994 Plan; and (e) the corporate proceedings taken in connection with the adoption of the Plans and the delivery of Shares thereunder.



	We have also made such further inquiries as we deem necessary for the purpose of expressing the opinion below.



	Based upon the foregoing, we are of the opinion that the Shares, when issued and delivered in accordance with the Plans and the Registration Statement will be legally issued, fully paid and nonassessable.



	We consent to the filing of this opinion as an exhibit to the Registration Statement concerning the Plans filed with the Securities and Exchange Commission.





						Sincerely,



						BAKER, DONELSON, BEARMAN & CALDWELL





						By:        /s/ JOHN A. GOOD
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EXHIBIT 23



We consent to the reference to our firm under the caption "Experts" in the Registration Statement Form S-8 pertaining to the Morgan Keegan, Inc., 1994 Restricted Stock and Stock Option Plan and the Morgan Keegan, Inc., 1989 Employee Stock Purchase Plan and to the incorporation by reference therein of our report dated September 9, 1994, with respect to the consolidated financial statements of Morgan Keegan, Inc. included in its Annual Report (Form 10-K) for the year ended July 31, 1994, filed with the Securities and Exchange Commission.





			                           /s/ Ernst & Young, LLP

			                              Ernst & Young, LLP



Memphis, TN

January 19, 1995

</EXHIBIT>
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